Exhibit 13.1

906 Certification

June 30, 2009

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Tianqiao Chen, the Chief Executive Officer and Grace Wu, the Chief Financial Officer of Shanda Interactive Entertainment Limited, each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shanda Interactive Entertainment Limited.

/s/ Tianqiao Chen
Name:	Tianqiao Chen
Title:	Chief Executive Officer

/s/ Grace Wu
Name:	Grace Wu
Title:	Chief Financial Officer